February 6, 2017

Reporters May Contact:
Kelly Polonus, Great Southern Bancorp, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Announces Appointment of
Debra Mallonee (Shantz) Hart and Kevin Ausburn to Boards of Directors

Springfield, Mo. – Great Southern Bancorp, Inc., (NASDAQ:GSBC), the holding company for Great Southern Bank, announced today that Debra Mallonee (Shantz) Hart and Kevin Ausburn have been appointed to the Boards of Directors of the Bank and the holding company, effective March 1, 2017.

Great Southern President and CEO Joseph W. Turner said, "We welcome Debra and Kevin as directors of our Company and Bank. We value diversity of talent, knowledge and experience in our Board members, and I am confident that these new members will contribute a wealth of knowledge and complement and strengthen our existing boards."

Hart is a graduate of Missouri State University, where she earned a bachelor's degree in economics, and a graduate of the University of Missouri – Columbia School of Law. She has practiced law for more than 25 years, representing clients in the areas of real estate development, real estate finance and business law. She served as vice president and general counsel for John Q. Hammons Hotels for thirteen years. She has been developing affordable housing in Missouri and Oklahoma since 2008. Active in the community, Hart has served on numerous community and non-profit boards, including the Board of Public Utilities of Springfield, Mo., Community Partnership of the Ozarks, Springfield Area Chamber of Commerce Board and Executive Committee (Chairman 2016), Discovery Center and Springfield Boy's and Girl's Club Trust Advisory Board.

Ausburn is a graduate of the University of Missouri – Columbia, where he earned a bachelor's degree in finance and a master's degree in business administration. He is also a certified public accountant. Ausburn is currently the chairman and chief executive officer of SMC Packaging Group in Springfield, Mo. He has served with many civic and charitable organizations, including as vice president of the Springfield Business Development Corporation, and on the Ozarks Trails Council – Boy Scouts of America Board, Association of Independent Corrugated Converters Board, Good Government Committee, Voice of Business Committee, Council of Churches of the Ozarks Foundation and Community Foundation of the Ozarks – Audit/Operations Committee.

Other members of the Great Southern boards include Chairman William V. Turner, President and CEO Joseph W. Turner, William E. Barclay, Julie T. Brown, Thomas J. Carlson, Larry D. Frazier, Douglas M. Pitt and Earl A. Steinert, Jr.

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With total assets of $4.6 billion, Great Southern offers banking and investment services. Headquartered in Springfield, Mo., the Company operates 104 retail banking centers in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska, and commercial lending offices in Tulsa, Okla., and Dallas, Texas. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

www.GreatSouthernBank.com

Forward-Looking Statements

When used in this press release and documents filed or furnished by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's other press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) non-interest expense reductions from Great Southern's banking center consolidations might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected; (ii) expected revenues, cost savings, earnings accretion, synergies and other benefits from the Fifth Third Bank branch acquisition and the Company's other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (iii) changes in economic conditions, either nationally or in the Company's market areas; (iv) fluctuations in interest rates; (v) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (vi) the possibility of other-than-temporary impairments of securities held in the Company's securities portfolio; (vii) the Company's ability to access cost-effective funding; (viii) fluctuations in real estate values and both residential and commercial real estate market conditions; (ix) demand for loans and deposits in the Company's market areas; (x) the ability to adapt successfully to technological changes to meet customers' needs and developments in the marketplace; (xi) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (xii) legislative or regulatory changes that adversely affect the Company's business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers' responses thereto; (xiii) changes in accounting principles, policies or guidelines; (xiv) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xv) results of examinations of the Company and the Bank by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xvi) costs and effects of litigation, including settlements and judgments; and (xvii) competition. The Company wishes to advise readers that the factors listed above and other risks described from time to time in documents filed or furnished by the Company with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.